Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-278777 and No. 333-292619) on Form S-8 of our report dated February 25, 2026, with respect to the financial statements of Ibotta, Inc.
/s/ KPMG LLP
Denver, Colorado
February 25, 2026